EXHIBIT 99.1
FIRST SOUTH BANCORP, INC.	FOR IMMEDIATE RELEASE
PRESS RELEASE	For More Information Contact:
April 17, 2007	Bill Wall (CFO) or Tom Vann (CEO)
Phone: (252) 946-4178
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports March 31, 2007 Quarterly Earnings
(Unaudited)

Washington, North Carolina - First South Bancorp, Inc. (Nasdaq: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reports its earnings for the quarter ended March 31, 2007 (unaudited), the first quarter of its fiscal year ending December 31, 2007.

Net income for the quarter ended March 31, 2007 increased 1.8% to $4,297,997, from net income of $4,223,299 earned in the quarter ended March 31, 2006. Diluted earnings per share increased 2.4% to $0.43 per share for the quarter ended March 31, 2007, from $0.42 per share for the quarter ended March 31, 2006.

Tom Vann, Chief Executive Officer of the Company, stated, “Net earnings this quarter were supported by our net interest income and increased noninterest income, during a period of slower loan growth and competitive pressure on interest rates and deposit flows in the market areas we serve. Net interest income was $10.1 million for the quarter ended March 31, 2007, compared to $10.4 million for the quarter ended March 31, 2006, reflecting both increased market competition and credit risk management.

Net loans and leases held for sale declined to $14.5 million at March 31, 2007 from $25.6 million at December 31, 2006. During the quarter ended March 31, 2007 the Bank sold $17.7 million of real estate mortgage loans and invested the proceeds into short-term investments in order to protect itself from interest rate risks due to the uncertainty of further Federal Reserve interest rate adjustments, as well as providing a readily available funding source. Net loans and leases held for investment declined to $725.1 million at March 31, 2007 from $735.9 million at December 31, 2006. During the quarter ended March 31, 2007, the Bank allowed certain credits to repay in order to protect itself from potential credit risk issues. Proceeds from loan principal repayments were used to repay higher costing borrowings, which declined to $6.0 million at March 31, 2007 from $11.1 million at December 31, 2006.

The Bank maintains allowances for loan and lease losses and a reserve for unfunded loan commitments, based upon an evaluation of inherent risk and estimates of probable credit losses within the loan and lease portfolio. The Bank recorded no provisions for credit losses during the quarter ended March 31, 2007 compared to $346,000 recorded for the quarter ended March 31, 2006. No provisions for credit losses were deemed necessary for the current quarter due to the decline in growth of the net loan and leases receivable portfolio during the quarter. At March 31, 2007, the Bank had $8.5 million of general allowances, $612,000 of specific allowances and $765,000 of reserves for unfunded commitments, totaling $9.9 million, or 1.3% of total loans outstanding, which management considers adequate to absorb probable losses on loans, leases and unfunded commitments.

Total assets of the Company increased to $911.0 million at March 31, 2007 from $871.0 million at March 31, 2006, while deposit accounts increased to $802.2 million at March 31, 2007 from $771.6 million at March 31, 2006. We recently announced an 11.8% payment rate increase in our quarterly cash dividend for the quarter ended March 31, 2007, which will be our 40th consecutive quarterly cash dividend.

We continue placing efforts on controlling operating expenses and improving our operating efficiency, resulting in a 43.8% efficiency ratio for the quarter ended March 31, 2007. During the quarter ended March 31, 2007, we received national recognition for our operating efficiency from the American Banker, rating us the 50th most efficient bank holding company among the largest 500 bank holding companies in the United States.

In addition, our key performance ratios, return on average assets (ROA) and return on average equity (ROE), continue to place us at the top of our peer group. Our ROA and ROE was 1.9% and 21.3%, respectively, for the quarter ended March 31, 2007.

We opened a new loan production office located at 7210 Wrightsville Avenue in Wilmington, North Carolina on April 2, 2007. This new office will allow us to provide an additional level of residential construction lending services to the Wilmington and New Hanover County market area.”

First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services, including a Leasing Company and securities brokerage services through an affiliation with a broker/dealer. The Bank operates through its main office headquartered in Washington, North Carolina, and has twenty-six branch offices and two loan production offices located throughout central, eastern, northeastern and southeastern North Carolina.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

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(NASDAQ: FSBK)

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Financial Condition

	March 31	December 31
	2007	2006
Assets	(unaudited)

Cash and due from banks	$25,772,472	$24,608,819
Interest-bearing deposits in financial institutions	24,909,072	1,194,801
Investment securities - available for sale	56,108,811	56,454,127
Mortgage-backed securities - available for sale	33,666,454	35,066,627
Mortgage-backed securities - held for investment	1,579,621	1,662,540
Loans and leases receivable, net:
Held for sale	14,471,666	25,576,080
Held for investment	725,136,630	735,860,969
Premises and equipment, net	9,173,471	8,898,009
Real estate owned	1,060,202	634,434
Federal Home Loan Bank of Atlanta stock, at cost
which approximates market	1,635,100	1,933,300
Accrued interest receivable	5,310,829	5,398,477
Goodwill	4,218,576	4,218,576
Mortgage servicing rights	1,282,864	1,266,530
Identifiable intangible assets	220,080	227,940
Prepaid expenses and other assets	6,474,023	7,546,676

Total assets	$911,019,871	$910,547,905

Liabilities and Stockholders' Equity

Deposits:
Demand	$272,503,302	$264,722,202
Savings	18,970,854	18,481,271
Large denomination certificates of deposit	184,433,722	181,078,901
Other time	326,308,832	335,906,107
Total deposits	802,216,710	800,188,481
Borrowed money	6,005,148	11,139,947
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	9,969,100	10,112,899
Total liabilities	828,500,958	831,751,327

Common stock, $.01 par value, 25,000,000 shares authorized;
11,254,222 issued; 9,956,511 and 9,788,133
shares outstanding, respectively	99,565	97,881
Additional paid-in capital	36,989,210	38,165,536
Retained earnings, substantially restricted	72,606,765	70,217,380
Treasury stock at cost	(26,736,542)	(29,104,894)
Accumulated other comprehensive loss, net	(440,085)	(579,325)
Total stockholders' equity	82,518,913	78,796,578

Total liabilities and stockholders' equity	$911,019,871	$910,547,905

*Derived from audited consolidated financial statements

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)
	Three Months Ended
	March 31
	2007	2006

Interest income:
Interest and fees on loans	$15,986,587	$14,613,159
Interest and dividends on investments and deposits	1,335,378	968,108
Total interest income	17,321,965	15,581,267

Interest expense:
Interest on deposits	6,868,826	4,848,239
Interest on borrowings	143,342	185,811
Interest on junior subordinated notes	207,844	186,922
Total interest expense	7,220,012	5,220,972

Net interest income	10,101,953	10,360,295
Provision for credit losses	0	346,377
Net interest income after provision for credit losses	10,101,953	10,013,918

Non-interest income:
Fees and service charges	1,816,737	1,526,357
Loan servicing fees	162,100	169,289
Gain (loss) on sale of real estate, net	(143)	568
Gain on sale of mortgage loans	214,644	187,384
Other income	291,170	360,117
Total non-interest income	2,484,508	2,243,715

Non-interest expense:
Compensation and fringe benefits	3,297,926	3,319,935
Federal insurance premiums	24,287	23,907
Premises and equipment	473,094	434,331
Advertising	26,495	32,469
Payroll and other taxes	351,965	325,353
Data processing	621,611	569,185
Amortization of intangible assets	96,969	94,698
Other	628,954	557,677
Total non-interest expense	5,521,301	5,357,555

Income before income taxes	7,065,160	6,900,078

Income taxes	2,767,163	2,676,779

Net income	$4,297,997	$4,223,299

Per share data: (*)
Basic earnings per share	$0.43	$0.44
Diluted earnings per share	$0.43	$0.42
Dividends per share	$0.19	$0.17
Weighted average shares-Basic	9,930,732	9,580,471
Weighted average shares-Diluted	10,069,085	10,024,792

(*) Adjusted for May 25, 2006 three-for-two stock split.

First South Bancorp, Inc.	Supplemental Quarterly Financial Data (Unaudited)

	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006
Consolidated balance sheet data:	(dollars in thousands except per share data)
Total assets	$911,020	$910,548	$916,914	$898,581	$870,979
Loans receivable (net)	739,608	761,437	762,020	750,264	737,519
Cash and investments	106,790	82,258	85,614	76,689	83,824
Mortgage-backed securities	35,246	36,729	37,719	37,935	21,925
Premises and equipment	9,173	8,898	8,665	9,000	8,873
Goodwill	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	1,283	1,267	1,349	1,433	1,415

Deposits	802,217	800,188	803,512	772,969	771,611
Borrowings	6,005	11,140	15,397	29,736	6,414
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	82,519	78,797	76,275	72,657	70,882

Consolidated earnings summary:
Interest income	$17,322	$17,849	$17,528	$16,794	$15,581
Interest expense	7,220	7,343	6,960	6,082	5,221
Net interest income	10,102	10,506	10,568	10,712	10,360
Provision for credit losses	0	0	150	437	346
Noninterest income	2,484	2,190	2,516	2,311	2,244
Noninterest expense	5,521	5,532	5,758	5,562	5,358
Income taxes	2,767	2,799	2,859	2,737	2,677
Net income	$4,298	$4,365	$4,317	$4,287	$4,223

Per Share Data: *
Earnings per share-Basic *	$0.43	$0.45	$0.44	$0.44	$0.44
Earnings per share-Diluted *	$0.43	$0.43	$0.43	$0.43	$0.42
Dividends per share *	$0.19	$0.17	$0.17	$0.17	$0.17
Book value per share*	$8.29	$8.05	$7.80	$7.44	$7.39

Average shares-Basic *	9,930,732	9,780,619	9,776,933	9,719,014	9,580,471
Average shares-Diluted*	10,069,085	10,060,369	10,070,678	10,010,945	10,024,792

*Adjusted for 3-for-2 stock split on May 25, 2006

Performance ratios:
Yield on earning assets	8.11%	8.32%	8.26%	8.08%	7.78%
Cost of funds	3.54%	3.57%	3.39%	3.03%	2.69%
Net interest spread	4.57%	4.75%	4.87%	5.05%	5.09%
Net interest margin on earning assets	4.73%	4.90%	4.98%	5.15%	5.17%
Earning assets to total assets	94.13%	94.20%	93.65%	93.24%	93.88%

Return on average assets	1.90%	1.92%	1.90%	1.93%	1.97%
Return on average equity	21.34%	22.42%	23.13%	24.25%	24.12%
Efficiency ratio	43.80%	43.51%	44.46%	42.65%	42.44%
Dividend payout ratio	44.19%	37.78%	38.64%	38.64%	38.64%

Asset quality data and ratios:
Nonperforming loans	$3,019	$2,740	$3,314	$3,029	$2,120
Real estate owned	$1,060	$634	$1,006	$67	$14
Allowance for loan and lease losses	$9,120	$9,158	$9,174	$8,891	$8,456
Reserve for unfunded loan commitments	$765	$765	$891	$1,010	$1,109
Allowance for credit losses	$9,885	$9,923	$10,065	$9,901	$9,565

Allowance for loan and lease losses to loans	1.22%	1.19%	1.19%	1.17%	1.13%
Allowance for credit losses to loans	1.32%	1.29%	1.31%	1.30%	1.28%

Net charge-offs (recoveries)	$38	$143	$-15	$100	$4
Net charge-offs (recoveries) to loans	0.005%	0.019%	-0.002%	0.013%	0.001%
Nonperforming loans to assets	0.33%	0.30%	0.36%	0.34%	0.24%
Loans to deposits	92.20%	95.16%	94.84%	97.06%	95.58%
Loans to assets	81.18%	83.62%	83.11%	83.49%	84.68%
Loans serviced for others	$254,741	$245,633	$253,485	$261,279	$251,787